UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Supply Agreement with Global Expertise Wafer Division Ltd.

On June 18, 2007, Hoku Materials, Inc., or Hoku Materials, our wholly owned subsidiary, entered into a supply agreement with Global Expertise Wafer Division Ltd., or GEWD, for the sale and delivery of polysilicon to GEWD, or the Supply Agreement. On March 4, 2008, Hoku Materials and GEWD entered into Amendment No. 1 to the Supply Agreement, or Amendment No. 1. Under Amendment No. 1, GEWD or Hoku may terminate the Supply Agreement if, on or before May 31, 2008, Hoku Materials has not secured financing to procure its planned polysilicon production plant in Pocatello, Idaho. Before the amendment, the Supply Agreement required Hoku Materials to obtain such financing on or before March 31, 2008.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1 which is attached hereto as Exhibit 10.66.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

Exhibit 10.66	Amendment No. 1 to Supply Agreement, dated March 4, 2008, by and between Hoku Materials, Inc., and Global Expertise Wafer Division Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 5, 2008

Hoku Scientific, Inc.

By:	/s/Dustin Shindo
Dustin Shindo Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.66	Amendment No. 1 to Supply Agreement, dated March 4, 2008, by and between Hoku Materials, Inc., and Global Expertise Wafer Division Ltd.